Exhibit 99.1

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products Reports Third Quarter 2023 Results

●	Third quarter revenue was $5.1 million
●	Strengthened international technical support group to capitalize on significant near- and long-term opportunities
●	Creating greater value of underlying operations to drive value for strategic initiatives effort
●	Generated strong cash from operations of $3.2 million in the quarter and $4.1 million year-to-date compared with $1.3 million during the prior-year period
●	Reaffirmed 2023 outlook

VERNAL, UT, November 9, 2023 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the third quarter ended September 30, 2023.

Troy Meier, Chairman and CEO, commented, “Our results were solid considering the significant decline in U.S. rig count throughout the year. On the international front, we grew year-over-year and remain excited about the many opportunities to drive future growth. During the quarter, we continued to improve our international technical support group, advanced our international ISO quality standards to enable expansion to the U.A.E. and Saudi Arabia, and are preparing our new localized service and technology center for future bit refurbishment work. Ultimately, our efforts are to create the underlying foundation to better position the Company to capture opportunities and support our strategic review efforts as we evaluate options that will drive the greatest value for all stakeholders.”

He added, “Given the continued pressure on the U.S. market, at the beginning of the fourth quarter we rationalized our domestic operations to better match expected near-term demand. These changes are expected to result in annual expense savings of approximately $600 thousand, with one-time severance expenses to be recognized in the fourth quarter of 2023.”

Third Quarter 2023 Revenue Review (See at “Definitions” the composition of product/service revenue categories.)

($ in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	Change Sequential	Change Year/Year
North America	$4,469	$4,325	$4,623	3.3%	(3.3)%
International	583	1,042	550	(44.1)%	6.0%
Total Revenue	$5,052	$5,367	$5,173	(5.9)%	(2.3)%

Tool (DNR) Revenue	$3,256	$3,552	$3,343	(8.3)%	(2.6)%
Contract Services	1,796	1,815	1,829	(1.0)%	(1.8)%
Total Revenue	$5,052	$5,367	$5,173	(5.9)%	(2.3)%

The Company’s North America revenue has been pressured by a continuing decline in the U.S. rig count, which impacted Drill-N-Ream® (DNR) tool sales and contract services work. The average U.S. rig count of 650 in the third quarter of 2023 was down 111 rigs, or 15%, from the prior-year period. After the end of the third quarter of 2023, the U.S. rig count further declined to 618.

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Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

For the third quarter of 2023, North America revenue comprised approximately 88% of total revenue, with remaining sales all within the Middle East.

Timing of revenue growth from the Company’s Middle East strategy contributed to sequential revenue decline for the quarter. While the U.S. rig count has continued to decline through the year, the international rig count has increased from 900 rigs at the end of 2022 to 962 rigs at the end of October 2023.

Third Quarter 2023 Operating Results

($ in thousands, except per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	Change Sequential	Change Year/Year
Cost of revenue	$2,004	$2,013	$2,231	(0.5)%	(10.2)%
As a percent of sales	39.7%	37.5%	43.1%
Selling, general & administrative	$2,585	$2,459	$1,723	5.1%	50.0%
As a percent of sales	51.2%	45.8%	33.3%
Depreciation & amortization	$338	$349	$363	(3.4)%	(6.9)%
Total operating expenses	$4,926	$4,821	$4,317	2.2%	14.1%
Operating Income	$126	$546	$856	(76.9)%	(85.3)%
As a % of sales	2.5%	10.2%	16.5%
Other (expense) income including income tax	$(112)	$(223)	$(217)	NA	NA
Net Income	$14	$323	$639	(95.7)%	(97.8)%
Diluted earnings per share	$-	$0.01	$0.02	(100.0)%	(100.0)%
Adjusted EBITDA¹	$784	$1,213	$1,525	(35.4)%	(48.6)%
As a % of sales	15.5%	22.6%	29.5%

1Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation, and amortization, non-cash stock compensation expense, and unusual items. See the attached tables for important disclosures regarding SDP’s use of Adjusted EBITDA, as well as a reconciliation of net income to Adjusted EBITDA.

Selling, general and administrative (SG&A) expenses increased 50% year-over-year largely due to the Company’s international expansion, which included the hiring of technical sales and business development personnel and significant travel-related expenses in support of the business development activities. Also included in SG&A were legal expenses of $260 thousand due to continuing litigation for the Company’s patent infringement lawsuit over violations of the patents on its DNR tool and $80 thousand in fees as part of the Company’s strategic review process.

Depreciation and amortization expense decreased as a result of fully amortizing intangible assets and fully depreciating manufacturing center equipment.

During the third quarter of 2023, the Company received $199 thousand from a non-management shareholder due to short-swing SEC profit rules. The funds were recognized as other income. Partially offsetting those gains was a $43 thousand expense due to an early redemption fee as part of the Company’s debt refinancing during the quarter.

Balance Sheet and Liquidity

On July 28, 2023, the Company executed a new credit agreement with Vast Bank, National Association, which included a 5-year, $1.7 million term loan, a 2-year, $750,000 revolving credit line, and a program whereby the lender can purchase certain accounts receivable. The proceeds from the receivables program were used to repay the full amount outstanding under the Company’s prior credit agreement. Total debt at quarter-end was $2.5 million.

Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

Year-to-date cash generated by operations was $4.1 million compared with $1.3 million in the year-ago period. Cash at the end of the quarter was $4.3 million, double the balance from year-end 2022, reflecting improved working capital and the timing associated with the program whereby the Company’s lender had purchased certain accounts receivables. After quarter end, in October, SDP made a $1.2 million payment to its lender as part of the accounts receivable lending program.

Capital expenditures of $3.1 million year-to-date were largely in support of the Company’s Middle East operations, which included the DNR rental tool fleet and the new service and technology center that opened in the second quarter. The Company expects capital spending for fiscal 2023 to range between $3.5 million to $4.0 million.

Reaffirmed 2023 guidance (As of November 9, 2023)

Revenue	$22.0 million to $24.0 million

SG&A expense	$9.0 million to $9.5 million (includes approximately $1.2 million in legal expenses for ongoing patent infringement litigation)

Adjusted EBITDA[1]	$5.5 million to $6.5 million

1See “Forward Looking Non-GAAP Financial Measures” below for additional information about this non-GAAP measure.

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am Mountain Time

(12:00 pm Eastern Time) to review the results of the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events. A telephonic replay will be available from 2:00 pm MT (4:00 pm ET) the day of the teleconference until Thursday, November 23, 2023. To listen to the archived call, please call (412) 317-6671 and enter conference ID number 13741632 or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

Definitions and Composition of Product/Service Revenue:

Tool (DNR) Revenue is the sum of tool sales/rental revenue and other related tool revenue, which is comprised of royalties and fleet maintenance fees.

Contract Services revenue is comprised of repair and manufacturing services for drill bits and other tools or products for customers.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for leading oil field service companies. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, the Company’s strategic review process, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Forward Looking Non-GAAP Financial Measures

Forward-looking adjusted EBITDA is a non-GAAP measure. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2023 and future financial results. This non-GAAP financial measure is a preliminary estimate and is subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth in this presentation may be material.

For more information, contact investor relations:

Deborah K. Pawlowski / Craig P. Mychajluk

Kei Advisors LLC

716-843-3908 / 716-843-3832

dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW

Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

Superior Drilling Products, Inc.

Consolidated Condensed Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
North America	$4,469,415	$4,622,614	$14,269,529	$12,388,746
International	582,788	549,931	2,431,237	1,454,806
Total Revenue	$5,052,203	$5,172,545	$16,700,766	$13,843,552

Operating cost and expenses
Cost of revenue	$2,003,791	$2,230,705	$6,256,918	$6,114,705
Selling, general, and administrative expenses	2,584,740	1,723,221	7,381,020	5,264,270
Depreciation and amortization expense	337,653	362,773	1,013,116	1,176,151
Total operating cost and expenses	$4,926,184	$4,316,699	$14,651,054	$12,555,126
Operating income	$126,019	$855,846	$2,049,712	$1,288,426

Other income (expense)
Interest income	9,272	10,544	39,926	13,720
Interest expense	(200,485)	(154,108)	(484,442)	(410,707)
Other income	198,894	-	198,894	-
Other expense	(43,000)	-	(43,000)	-
Recovery of related party note receivable	-	-	350,262	-
Loss on sale or disposition of assets	-	(29,381)	-	(51,527)
Total other (expense) income	(35,319)	(172,945)	61,640	(448,514)

Income before income taxes	90,700	682,901	2,111,352	839,912
Income tax expense	(76,861)	(44,169)	(261,127)	(107,852)
Net income	$13,839	$638,732	$1,850,225	$732,060

Earnings per common share - basic	$-	$0.02	$0.06	$0.03
Weighted average common shares outstanding - basic	29,895,347	28,845,456	29,409,602	28,440,722
		.
Earnings per common share - diluted	$-	$0.02	$0.06	$0.03
Weighted average common shares outstanding - diluted	29,965,145	28,855,456	29,479,400	28,450,722

Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

Superior Drilling Products, Inc.

Consolidated Condensed Balance Sheets

	(unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$4,314,674	$2,158,025
Accounts receivable	2,438,674	3,241,221
Prepaid expenses	533,329	367,823
Inventories	3,219,033	2,081,260
Other current assets	307,161	140,238
Total current assets	10,812,871	7,988,567

Property, plant and equipment, net	11,099,485	8,576,851
Intangible assets, net	-	69,444
Right of use assets (net of amortization)	505,739	638,102
Other noncurrent assets	199,816	111,519
Assets held for sale	-	216,000
Total assets	$22,617,911	$17,600,483

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,910,443	$1,043,581
Accrued expenses	945,248	891,793
Accrued income tax	553,177	351,618
Current portion of operating lease liability	53,066	44,273
Current portion of financial obligation	81,259	74,636
Current portion of long-term debt, net of discounts	753,334	1,125,864
Other current liabilities	-	216,000
Total current liabilities	5,296,527	3,747,765

Operating lease liability, less current portion	334,410	523,375
Long-term financial obligation, less current portion	3,976,278	4,038,022
Long-term debt, less current portion, net of discounts	1,702,976	529,499
Deferred income	675,000	675,000
Total liabilities	11,985,191	9,513,661

Shareholders’ equity
Common stock - $0.001 par value; 100,000,000 shares authorized; 29,245,080 shares issued and outstanding	30,391	29,245
Additional paid-in-capital	44,638,455	43,943,928
Accumulated deficit	(34,036,126)	(35,886,351)
Total shareholders’ equity	10,632,720	8,086,822
Total liabilities and shareholders’ equity	$22,617,911	$17,600,483

Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$1,850,225	732,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,013,115	1,176,151
Share-based compensation expense	689,265	640,816
Loss on sale or dispositon of assets	-	28,515
Loss on dispositon of rental fleet	-	23,012
Right-of-use amortization	157,291	-
Amortization of deferred loan cost	(84,277)	13,893
Changes in operating assets and liabilities:
Accounts receivable	802,547	(1,211,713)
Inventories	(1,137,773)	(446,866)
Prepaid expenses and other current assets	(420,726)	(777,457)
Accounts payable, accrued expenses, and other liabilities	1,022,423	1,100,571
Income tax payable	201,559	57,591
Net cash provided by operating activities	4,093,649	1,336,573

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,123,770)	2,600,902
Proceeds from recovery of related party note receivable	350,262	-
Net cash used in investing activities	(2,773,508)	2,600,902

Cash Flows from Financing Activities
Principal payments on debt	(425,505)	(508,146)
Proceeds received from debt borrowings	2,072,406	997,134
Payments on revolving loan	(1,645,427)	(633,440)
Proceeds from exercised options	6,408	-
Proceeds received from revolving loan	828,626	633,435
Net cash used in financing activities	836,508	488,983

Net increase (decrease) in cash	2,156,649	(775,346)
Cash at beginning of period	2,158,025	2,822,100
Cash at end of period	$4,314,674	$2,046,754

Superior Drilling Products Reports Third Quarter 2023 Results

November 9, 2023

Superior Drilling Products, Inc.

Adjusted EBITDA Reconciliation

(unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022

GAAP net income (loss)	$13,839	$323,167	$638,732
Add back:
Depreciation and amortization	337,653	349,446	362,773
Interest expense, net	191,213	116,111	143,564
Share-based compensation	232,446	229,671	218,217
Net non-cash compensation	88,200	88,200	88,200
Income tax expense	76,861	106,654	44,169
Disgorgement of short-swing profits	(198,894)	-	-
Debt termination fee	43,000	-	-
Loss on disposition of assets	-	-	29,381
Non-GAAP adjusted EBITDA¹	$784,318	$1,213,249	$1,525,036

GAAP Revenue	$5,052,203	$5,367,350	$5,172,545
Non-GAAP Adjusted EBITDA Margin	15.5%	22.6%	29.5%

1 Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income, and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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